LOAN AND SECURITY AGREEMENT

by and among

WELLS FARGO PREFERRED CAPITAL, INC.

as Lender

and

CARBIZ USA INC.
AND ITS SUBSIDIARIES

as Borrowers

LOAN AND SECURITY AGREEMENT

          This LOAN AND SECURITY AGREEMENT is made as of the 15th day of June, 2009 by and among CARBIZ USA INC., a Delaware corporation with its chief executive office at 7115 16th Street E, Suite 105, Sarasota Florida 34243 (“Borrower Agent”), and the Persons listed on the signature pages hereto as borrowers (collectively, the “Borrowers” and each individually is referred to as a “Borrower”), and WELLS FARGO PREFERRED CAPITAL, INC. (“WFPC”), an Iowa corporation with its principal office located at 800 Walnut Street, Des Moines, Iowa 50309.

BACKGROUND

          Borrowers have requested and WFPC has agreed to make available to Borrowers a secured revolving credit facility in the amount of the Maximum Principal Amount, all on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

ARTICLE 1

DEFINITIONS

          Section 1.1 Certain Definitions. The terms defined in this Section 1.1, whenever used and capitalized in this Agreement shall, unless the context otherwise requires, have the respective meanings herein specified.

          “Acquisition” means the purchase by Carbiz USA, Inc. of all or substantially all of the assets of Star Financial pursuant to the Acquisition Documents.

          “Acquisition Documents” means those certain documents, instruments and agreements listed on Schedule A attached hereto and made part hereof together with all exhibits and schedules thereto.

          “Advance” means each advance of the Loan made to Borrowers pursuant to Section 2.1 hereof.

          “Adjusted Tangible Net Worth” means Tangible Net Worth minus the sum of (a) Receivables 120 or more days contractually past due, plus (b) the amount by which the then required allowance for loan and lease losses under Section 6.4(c) hereof exceeds actual allowance for loan and lease losses as reported on the most recent financial statements provided to WFPC.

          “Advance Rate” means (a) with respect to Star Financial Receivables, 95% through the 60th day following the date hereof and 90% at all times thereafter and (b) with respect to all other Receivables, 55%.

          “Affiliate” means (i) any Person who or entity which directly or indirectly owns, controls or holds 5.0% or more of the outstanding beneficial interest in a Borrower; (ii) any entity of which 5.0% or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by a Borrower; (iii) any entity which directly or indirectly is under common control with a Borrower; (iv) any officer, director, partner or employee of a Borrower or any Affiliate; or (v) any immediate family member of any Person who is an Affiliate. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. DSC shall not be deemed an Affiliate of a Borrower or any Affiliate of Borrower.

          “Agreement” means this Loan and Security Agreement and all exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time.

          “Annual Compliance Certificate” shall mean a certificate in the form of Exhibit A attached hereto and made part hereof.

          “Applicable Margin” means 3.35% .

          “Asset Quality” means, as of the date of determination, the following percentage: net charge-offs of Receivables (other than the Purchased Receivables) for the 12 month period ending on such date, as a percentage of average Principal Receivables (other than the Purchased Receivables) outstanding during such 12 month period.

          “Availability Statement” means the certificate in substantially the form of Exhibit B attached hereto and made part hereof.

          “Bankruptcy Code” means the United States Bankruptcy Code as now constituted or hereafter amended and any similar statute or law affecting the rights of debtors.

          “Base Rate” means for any date of determination the LIBOR Rate for such date.

          “Books and Records” means all of Borrowers’ original ledger cards, payment schedules, credit applications, contracts, lien and security instruments, guarantees relating in any way to the Collateral and other books and records or transcribed information of any type, whether expressed in electronic form in tapes, discs, tabulating runs, programs and similar materials now or hereafter in existence relating to the Collateral.

          “Borrowers’ Loan Account” has the meaning assigned to that term in Section 2.1 of this Agreement.

          “Borrowing Base” means, as of the date of determination and subject to change from time to time as described below, an amount up to the Advance Rate multiplied by the aggregate balance of outstanding Eligible Receivables. Notwithstanding the foregoing, WFPC may adjust the Advance Rate in the Borrowing Base from time to time and at any time in WFPC’s sole discretion, upon 3 days notice to Borrowers, including, without limitation, to reflect, in WFPC’s judgment, the experience with Borrowers (including without limitation any increased credit, operational, legal, regulatory, political or reputational risk of Borrowers).

          “Business Day” means any day except a Saturday, Sunday or other day on which national banks are authorized by law to close including, without limitation, United States federal government holidays.

          “Capital Base” means the sum of (a) Adjusted Tangible Net Worth, plus (b) Subordinated Debt, plus (c) Derivative Liability.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

          “Collateral” means any and all rights and interests in or to Property of each Borrower, whether now owned or hereafter created or acquired, pledged from time to time as security for the Obligations, which shall specifically include, without limitation, all of the following:

                    (a)      All now owned and hereafter acquired, created, or arising Accounts and Receivables;

                    (b)      All now owned or hereafter acquired Inventory and other Goods of every nature and kind, wherever located; and all accessions, additions, attachments, improvements, substitutions and replacements thereto and thereafter;

                    (c)      All now owned and hereafter acquired, created or arising General Intangibles of every nature, kind and description, including, without limitation, customer lists, choses in action, claims, books, records, goodwill, patents and patent applications, copyrights, trademarks, tradenames, service marks, tradestyles, trademark applications, trade secrets, contracts, contract rights, royalties, licenses, franchises, deposits, license, franchise and royalty agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

                    (d)      All now owned and hereafter acquired Equipment wherever located, and all replacements, parts, accessions, substitutions and additions thereto;

                    (e)      All now owned or hereafter acquired Fixtures, wherever located;

                    (f)      All now owned and hereafter acquired, created or arising Chattel Paper, Instruments and Documents (including bills of lading, warehouse receipts and other documents of title) of every nature, kind and description;

                    (g)      All now owned and hereafter acquired, created or arising Supporting Obligations and Letter-of-Credit Rights of every nature, kind and description;

                    (h)      All now existing and hereafter acquired or arising deposit accounts, reserves and credit balances of every nature, wherever located, and all documents and records associated therewith;

                    (i)      All Property, now or hereafter in the possession of WFPC;

                    (j)      All now owned or hereafter acquired Investment Property of every kind; and

                    (k)      The accessions to, and substitutions for an all replacements, products and Proceeds (including, without limitation, insurance proceeds and insurance premiums), whether cash or non-cash, of all of the foregoing Property and interests in Property.

          “Collections” means payment of principal, interest and fees on Receivables, the cash and non-cash proceeds realized from the enforcement of such Receivables and any security therefor (including without limitation, proceeds received in connection with the repossession and subsequent sale of motor vehicles securing such Receivable, whether such repossession is conducted by Borrower or any other Person), or the Collateral, proceeds of credit, group life or non-filing insurance, proceeds of insurance on any real or personal property which is part of the collateral for the Receivables.

          “Commitment” means the maximum principal amount which WFPC has agreed may be loaned to Borrowers, jointly and severally, pursuant to Article 2 hereof, being, on the date hereof, the Maximum Principal Amount.

          “Consumer Finance Laws” means all applicable laws and regulations, federal, state and local, relating to the extension of consumer credit, and the creation of a security interest in personal property or a mortgage in real property in connection therewith, as the case may be, and laws with respect to protection of consumers’ interests in connection with such transactions, including without limitation, any usury laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, RESPA, the Magnuson-Moss Warranty Act, the Federal Trade Commission’s Rules and Regulations and Regulations B and Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time.

          “Consumer Purpose Loans” means loans to one or more individuals the proceeds of which are used to purchase goods, services or merchandise for personal, household or family use.

          “Control Agreement” mean that certain Deposit Account Control Agreement (in form and substance satisfactory to WFPC) among Borrowers, WFPC and depository institutions reasonably acceptable to WFPC, as the same may be amended, modified or supplemented from time to time.

          “Convertible Debentures” means those certain Convertible Debentures listed on Schedule B attached hereto and made part hereof.

          “Credit Documents” means this Agreement, the Note, the Guaranty, the Subordination Agreements, the Intercreditor Agreement, the Control Agreements and any and all additional documents, instruments, agreements and other writings executed and delivered pursuant to or in connection with this Agreement.

          “Debt” means, as of the date of determination, all outstanding indebtedness (other than deferred loan origination fees of Borrowers and Derivative Liability) including without limitation (a) all loans made by WFPC to Borrowers; (b) accounts payable as of the date of determination; (c) income tax liabilities; (d) mortgages; (e) deposits and debenture instruments; and (f) Subordinated Debt.

          “Default” means an event, condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          “Derivative Liability” means the liabilities that reside on Guarantor’s balance sheet at fair value until they are either converted to stock or they expire relating to any convertible debenture or warrant instruments issued by any Borrower or Guarantor that are convertible or exercisable into common stock at the investor’s option and at a predetermined price; it being acknowledged that that the Financial Accounting Standards Board issued Financial Accounting Statement No. 133 which defines the term “derivative instrument” and prescribes its accounting treatment.

          “DSC” means Dealer Services Corporation.

          “DSC Credit Documents” means that certain Fourth Amended and Restated Loan and Security Agreement dated as of February 25, 2009 among Borrowers, Guarantor and DSC as amended by a First Amendment dated June 12, 2009 together with all documents, instruments and agreement executed and/or delivered in connection therewith.

          “DSC Credit Satisfaction” means the payment in full of the Indebtedness (as that term is defined in the DSC Credit Documents as of the date of this Agreement) and termination of the DSC Credit Documents.

          “DSC Senior Receivables” has the meaning assigned to that term in the Intercreditor Agreement.

          “EBITDA Ratio” means Borrowers’ earnings before payments of interest, taxes, depreciation and amortization expense for the three (3) month period ending on the date of determination, net of any deficits from the amount required as an allowance for loan and lease losses under Section 6.4(c) hereof, Receivables 120 or more days past due and gains on the extinguishment of Debt, as a percent of interest expense during such three (3) month period in accordance with GAAP principles pursuant to Section 6.4 of this Agreement; provided, the determination of the EBITDA Ratio shall exclude any gain or loss resulting from changes in the Derivative Liability.

          “Eligible Receivables” means, as of the date of determination, Receivables (net of unearned interest, fees, insurance commissions, discounts, reserves (except loss reserves funded through the P & L) and holdbacks) which are Chattel Paper, which conform to the warranties set forth in Section 4.1 hereof, in which WFPC has a validly perfected first priority Lien, and which are not any of the following: (i) (A) a Star Financial Receivable for which a payment is 61 or more days past due or (B) any other Receivables for which a payment is: (1) 30 or more days past due for weekly paying obligors, or (2) 61 or more days past due for all other obligors, in each case on a contractual basis; (ii) Receivables subject to repossession or bankruptcy proceedings or the account debtor with respect to which is a debtor under the Bankruptcy Code, unless the account debtor is contractually current; (iii) Receivables subject to foreclosure or other litigation; (iv) Receivables from officers, employees or shareholders of any Borrower or any Affiliate; (v) Receivables which have been deferred or extended more than one billing cycle during any rolling 12 month period or more than two times in the aggregate; (vi) Interest Only Accounts or balloon accounts; (vii) Real Estate Related Accounts; (viii) Receivables arising from deficiency balance accounts; (viii) Receivables with an original term in excess of 60 months (or equivalent term if payment is more often than monthly); (ix) Receivables for which within 60 days of the purchase of such Receivable either (A) WFPC or a Borrower has not received the corresponding original certificate of title or (B) a Borrower has not received possession of the certificate of title evidencing, a first priority perfected security interest, or a first priority lien under applicable provisions of the motor vehicle, UCC or other similar law of the jurisdiction in which the motor vehicle is titled and registered by the purchaser at the time the contract is originated as evidenced by a KSR report provided by the applicable Division of Motor Vehicles or equivalent state agency in the applicable jurisdiction where the motor vehicle is titled and registered; (x) accounts that have been modified (other than through a deferral or extension), rescheduled or renewed, (xi) Receivables not materially complying with Borrowers’ underwriting guidelines, (xiv) DSC Senior Receivables and (xv) Receivables which, in WFPC’s reasonable discretion, do not constitute acceptable collateral.

          “Environmental Control Statutes” means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

          “EPA” means the United States Environmental Protection Agency, or any successor thereto.

          “ERISA” means the Employee Retirement Income Security Act of 1974, all amendments thereto, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

          “Event of Default” has the meaning assigned to that term in Article 8 of this Agreement.

          “GAAP” means generally accepted accounting principles applied on a consistent basis, in accordance with the Statement of Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor’s Report” (SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as WFPC may reasonably approve, which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, or, in the event of a material change in any accounting principle from that observed in any previous period (i) financial reports covering preceding periods during the term of this Agreement are restated to reflect such change and provide a consistent basis for comparison among periods and (ii) the financial covenants set forth in Section 6.4 shall be adjusted as determined by WFPC to reflect similar performance standards as those measured by the existing covenants using the previously observed accounting principles.

          “Guarantor” shall mean Carbiz Inc., an corporation organized under the laws of Ontario, Canada with a chief executive office at 7115 16th Street E, Suite 105, Sarasota Florida 34243.

          “Guaranty” means the Guaranty Agreement dated as of the date hereof from Guarantor in favor of WFPC, as the same may be amended, modified, restated or extended from time to time.

          “Hazardous Substance” means any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, including without limitation petroleum and items defined in Environmental Control Statutes as “hazardous substances,” “hazardous wastes,” “pollutants” or “contaminants.”

          “Intangible Assets” means all assets of any Person which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense.

          “Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof among Borrowers, Guarantor, DSC and WFPC, as the same may be amended, modified, restated or extended from time to time.

          “Interest-Only Accounts” means those Receivables on which collections are applied entirely to interest and expense charges, with no portion thereof being required to reduce the principal balance on the loan prior to the stated maturity of such accounts.

          “LIBOR Rate” means the three-month London Interbank Offered Rate for any day as found in the Wall Street Journal, Interactive Edition, or any successor edition or publication and selected by WFPC in its sole discretion for any day during a given month. In the event such rate ceases to be published or quoted, LIBOR Rate shall mean a comparable rate of interest reasonably selected by WFPC. WFPC’s determination of the LIBOR Rate shall be conclusive and binding on Borrowers, absent manifest error.

          “Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including without limitation any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          “Loan” means the aggregate principal amount advanced by WFPC to Borrowers pursuant to Section 2.1 of this Agreement, together with interest accrued thereon and fees and costs incurred in connection therewith.

          “Loan Availability” means the amount available for Advances under this Agreement on any date as determined in accordance with the Availability Statement submitted to WFPC on such date in accordance with the terms hereof.

          “Local Authorities” means individually and collectively the state and local governmental authorities which govern the business and operations owned or conducted by Borrowers or any of them.

          “Maturity Date” means June 30, 2011.

          “Maximum Principal Amount” means (a) $15,000,000 through and including December 31,

2009, (b) $17,000,000 commencing January 1, 2010 through and including March 31, 2010 and (c) $20,000,000 at all times thereafter.

          “Note” means that certain Promissory Note from Borrowers in favor of WFPC, evidencing the joint and several obligation of Borrowers to repay the Loan, and any and all amendments, renewals, replacements or substitutions therefor.

          “Obligations” means all loans now or hereafter made hereunder, each and every draft, liability and obligation of every type and description which Borrowers may now or at any time hereafter owe to WFPC, including specifically, but not limited to payment or performance, as the case may be, of all obligations of Borrowers or any Affiliates of any Borrower owing to a WFPC Affiliate or WFPC pursuant to any interest rate hedge, collar , cap or exchange agreement (including, but not limited to, any ISDA Master Agreement) heretofore or hereafter executed by any Borrower and WFPC or any WFPC Affiliate in connection with the Loan, together with any related schedules and confirmations (a “Swap Agreement”) (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving WFPC alone or in a transaction involving a WFPC Affiliate or other creditors of Borrowers, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several), including any extensions and renewals thereof, and substitutes therefore and all indebtedness of Borrowers arising under this Agreement, the Note or any other loan or credit agreement between Borrowers and WFPC, whether now in effect or hereafter entered into and including, without limitation, all Loans.

          “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

          “Person” means all natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof, or any other entity.

          “Plan” means any employee benefit plan subject to the provisions of Title IV of ERISA which is maintained in whole or in part for employees of Borrowers or any Affiliate of Borrowers.

          “Principal Receivables” means as of the date of determination, Receivables (including discounts) net of unearned interest and unearned commission.

          “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          “Purchased Receivables” means those specific Receivables purchased by Borrowers prior to the date hereof in connection with purchase transactions consummated in October, 2007, December, 2007 and July, 2008.

          “Real Estate Related Accounts” means Receivables arising from loans (a) the proceeds of which are used to purchase or improve real property; or (b) collateralized or secured by an interest in real property; and shall include without limitation home equity accounts.

          “Receivables” means all chattel paper (as defined in the UCC) and all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing loans made, and/or time sale transactions acquired, by a Borrower and any other right of a Borrower to receive payment thereunder, including, without limitation, all loans, extensions of credit or a Borrower’s right to payment for goods sold or services rendered by such Borrower related to those accounts.

          “Related Party” means, collectively, each Borrower, Guarantor, each Subsidiary of a Borrower and/or Guarantor and each Subsidiary and/or Affiliate of a Borrower and/or Guarantor.

          “Reportable Event” has the meaning assigned to that term in Section 4.13 of this Agreement.

          “Request for Advance” means the certificate in the form of Exhibit C attached hereto or an online advance request and made part hereof to be delivered by Borrowers to WFPC as a condition of each Advance pursuant to Section 2.7 hereof.

          “Restricted Payments” means payments by Borrowers, or any of them, (other than payments between Borrowers) which constitute (a) redemptions, repurchases, dividends or distributions of any kind with respect to a Borrower’s capital stock or any warrants, rights or options to purchase or otherwise acquire any shares of a Borrower’s capital stock or (b) payments of principal or interest on Subordinated Debt.

          “Schedule of Receivables and Assignment” means a Schedule of Receivables and Assignment to be submitted by Borrowers to WFPC pursuant to Section 6.2(c) hereof, describing the Receivables assigned and pledged to WFPC on the date hereof and thereafter for the period to which such schedule relates and confirming the assignment and pledge of such Receivables.

          “Senior Debt” means all Debt of Borrowers, or any of them, not expressed to be subordinated or junior to any other Debt of Borrowers, or any of them, and specifically excluding Derivative Liability.

          “Senior Debt to Capital Base Ratio” means the ratio of Senior Debt to Capital Base.

          “Star Financial” means Star Financial Services.

          “Star Financial Receivable” means a Receivable purchased from Star Financial pursuant to the Acquisition Documents.

          “Star Financial Subordinated Debt” means the Debt evidenced by Subordinated Promissory Notes listed on Schedule C attached hereto and made part hereof.

          “Subordinated Debt” means any indebtedness of Borrower for borrowed money and which shall contain provisions subordinating the payment of such indebtedness and the liens and security interests securing such indebtedness to Senior Debt, in form, substance and extent acceptable to WFPC, in its sole discretion.

          “Subordination Agreement” means, individually, and “Subordination Agreements” means,

collectively (a) the Trafalgar Subordination Agreement, (b) those certain Subordination and Intercreditor Agreements dated as of the date hereof among Borrowers, Guarantor, the holders of the Convertible Debentures and WFPC, (c) those certain Subordination Agreements dated as of the date hereof among Borrowers, Guarantor, the holders of the Star Financial Subordinated Debt and WFPC and (d) any other subordination agreement entered into among Borrowers, a holder of Subordinated Debt and WFPC from time to time, as each of the same may be amended, modified, restated or extended from time to time.

          “Subsidiary” of any entity means any corporation of which such entity directly or indirectly owns or controls at least a majority of the outstanding stock having general voting power. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

          “Tangible Net Worth” means, at any date, total assets minus total liabilities reduced by the value of convertible debentures and derivative liabilities, minus, to the extent not otherwise excluded (i) the cost of treasury shares; (ii) the amount equal to the value shown on its books of Intangible Assets, including the excess paid for assets acquired over their respective book values on the books of the corporation from which acquired; and (iii) investments in and loans to any Subsidiary or Affiliate or to any shareholder, director or employee of Borrowers, any Subsidiary or any Affiliate.

          “Termination Date” means the earlier of (a) the Maturity Date, as such date may be extended from time to time in accordance with the provisions of Section 2.4 of this Agreement or (b) the date on which the Commitment is terminated and the Loan becomes due and payable pursuant to Section 9.1.

          “Trafalgar” means Trafalgar Capital Specialized Investment Fund, Luxembourg.

          “Trafalgar Documents” means certain Secured Convertible Debentures listed on Schedule D attached hereto and made part hereof.

          “Trafalgar Subordination Agreement” means that certain Subordination and Intercreditor Agreement dated as of the date hereof among Borrowers, Guarantor, Trafalgar and WFPC, as the same may be amended, modified, restated or extended from time to time.

          “WFPC” means Wells Fargo Preferred Capital, Inc., an Iowa corporation, and its respective successors and assigns.

          “WFPC Affiliate” means, in relation to WFPC, any entity controlled, directly or indirectly, by WFPC, any entity that controls, directly or indirectly, WFPC or any entity directly or indirectly under common control with WFPC. For this purpose, “control” of any entity means ownership of a majority of the voting power of such entity.

          “WFPC Senior Collateral” has the meaning assigned to that term in the Intercreditor Agreement.

          “WFPC Senior Debt” means all Debt of Borrowers, or any of them, other than Subordinated Debt and Debt owing to DSC.

          “WFPC Senior Debt to Capital Base Ratio” means the ratio of WFPC Senior Debt to Capital Base.

          “WFPC Senior Receivables” has the meaning assigned to that term in the Intercreditor Agreement.

          Section 1.2      Rules of Construction.

                    (a)      Accounting Term. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP.

                    (b)      Uniform Commercial Code. Except as otherwise provided herein, terms used in the foregoing definitions or elsewhere in this Agreement that are defined in the Uniform Commercial Code, including without limitation, “Accounts”, “Documents”, “Instruments”, “General Intangibles”, “Chattel Paper”, “Inventory”, “Goods”, “Equipment”, “Fixtures”, “Supporting Obligations”, “Letter of Credit Rights” and “Investment Property” shall have the respective meanings described to such terms in the Uniform Commercial Code as in effect in the State of Iowa from time to time.

ARTICLE 2

THE REVOLVING CREDIT FACILITY

          Section 2.1      The Loan. Until the Termination Date and subject to the terms and conditions of this Agreement, WFPC shall, upon the prior application of Borrowers, from time to time, make Advances to Borrowers on or after the date of this Agreement, which Borrowers may repay and reborrow from time to time, in the maximum principal amount at any one time outstanding not to exceed the lesser of the amount of the Commitment or the Borrowing Base in effect as of the date of determination, as follows:

                    (a)      WFPC shall establish on its books an account in the name of Borrowers (the “Borrowers’ Loan Account”). A debit balance in Borrowers’ Loan Account shall reflect the amount of Borrowers’ indebtedness to WFPC from time to time by reason of Advances and other appropriate charges (including, without limitation, interest charges) hereunder. At least once each month, WFPC shall provide to Borrowers a statement of Borrowers’ Loan Account which statement shall be considered correct and accepted by Borrowers and conclusively binding upon Borrowers in the absence of manifest error unless Borrowers notify WFPC to the contrary within 30 days of WFPC’s providing such statement to Borrowers.

                    (b)      Borrowers shall prepare a completed Availability Statement as of each month end and forward such statement to WFPC by the 20th day of the following month.

                    (c)      Each Advance made hereunder shall, in accordance with GAAP, be entered as a debit to Borrowers’ Loan Account, and shall be in a principal amount which, when aggregated with all other Advances then outstanding, shall not exceed the lesser of the then effective Borrowing Base or Commitment.

                    (d)      The Loan shall be due and payable to WFPC on the Termination Date. Upon the occurrence of an Event of Default, WFPC shall have rights and remedies available to it under Article 9 of this Agreement.

                    (e)      WFPC has the right at any time, and from time to time, in its reasonable discretion (but without any obligation) to set aside reasonable reserves against the Borrowing Base in such amounts as it may deem appropriate.

          Section 2.2      The Note. The indebtedness of Borrowers to WFPC hereunder shall be evidenced by the Note. The principal amount of the Note will be the Maximum Principal Amount; provided, however, that notwithstanding the face amount of the Note, Borrowers’ liability under the Note shall be limited at all times to the actual indebtedness (principal, interest and fees) then outstanding and owing by Borrowers to WFPC hereunder.

          Section 2.3      Method of Payment. Borrowers shall make all payments of principal and interest on the Note in lawful money of the United States of America and in funds immediately available by wire transfer, to WFPC at its address referred to in Section 10.4 of this Agreement or at such other address as WFPC otherwise directs. Whenever any payment is due on a day, which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and interest shall be paid for such extended time.

          Section 2.4      Extension and Adjustment of Maturity Date. Upon the mutual agreement of all parties to this agreement, the Maturity Date may be extended. Any extension to the Maturity Date shall be in writing and executed by the authorized representatives of each party.

          Section 2.5      Use of Proceeds. Advances shall be used to finance (a) the consummation of the Acquisition on the date hereof, (b) Borrowers acquisition of Borrowers’ portfolios of Consumer Purpose Loans which constitute Eligible Receivables and (c) for other lawful corporate purposes except as limited under this Agreement.

          Section 2.6      Interest.

                    (a)      In the absence of an Event of Default or Default hereunder, the outstanding balance of the Loan will bear interest at an annual rate at all times equal to the Base Rate plus the Applicable Margin.

                    (b)      Interest shall be payable monthly in arrears on the first day of each month commencing on the first such date after the first Advance under the Loan and continuing until the Commitment is terminated and Obligations are indefeasibly paid in full. Interest as provided hereunder will be calculated on the basis of a 360 day year and the actual number of days elapsed. The rate of interest provided for hereunder is subject to increase or decrease when and as the Base Rate increases or decreases in an amount corresponding to the change in the Base Rate. Any such change in interest rate hereunder shall take effect the first day of the month following a change in the Base Rate.

                    (c)      Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default or Default hereunder, including after maturity and before and after judgment, Borrowers hereby agree to pay to WFPC interest on the outstanding principal balance of the

Loan and, to the extent permitted by law, overdue interest with respect thereto, at the rate of 2.50% per annum above the rate otherwise applicable to the Loan.

                    (d)      To the extent permitted by law, payments of interest and fees not received within 10 days of the date due, are subject to a late charge equal to the greater of $500 or 5.0% of the amount past due, which late charge shall be in addition to any charge, fee or interest otherwise payable hereunder.

          Section 2.7      Advances.

                    (a)      Borrower Agent shall notify WFPC in writing not later than 10:00 a.m., Des Moines, Iowa, time, on the date of each requested Advance under the Commitment, specifying the date, amount and purpose of the Advance. Such notice shall be submitted via WFPC’s online automatic advance request system or in the form of the Request for Advance, shall be certified by the President or Treasurer (or such other authorized Person as Borrower Agent directs from time to time) of Borrower Agent and shall contain the following information and representations, which shall be deemed affirmed and true and correct as of the date of the requested Advance:

                              (i)      the aggregate amount of the requested Advance, which shall be in multiples of $5,000 but not less than the lesser of $5,000 or the unborrowed balance of the Commitment; and

                              (ii)      statements that the representations and warranties set forth in Article 4 are true and correct as of the date of the Advance; no Event of Default or Default exists either immediately prior to and after making such Advance; and that there has been no material adverse change in Borrowers’ financial condition, operations or business since the date of the monthly and audited annual financial statements most recently delivered by Borrowers to WFPC pursuant to Sections 5.1(l) or 6.2 of this Agreement.

                    (b)      Subject to the satisfaction of the conditions set forth in Section 2.7(a) and 5.2, and the other terms of this Agreement, WFPC shall make the requested Advance available to Borrowers by wiring such amount to an account designated by Borrower Agent and in Borrowers’ name, or as otherwise instructed by Borrower Agent, not later than 5:00 p.m., Des Moines, Iowa, time on the day of the requested Advance.

                    (c)      Each request for an Advance pursuant to this Section 2.7 shall be irrevocable and binding on Borrowers.

          Section 2.8      Prepayment.

                    (a)      Optional Prepayments. Borrowers may prepay the Loan from time to time, in full or in part not to exceed $100,000 without notice, and, in part, in excess of $100,000 upon 7 Business Day’s prior notice to WFPC without premium or penalty, provided that (i) in the event Borrowers repay the Loan in full prior to the Maturity Date, Borrowers shall pay a sum equal to 2.0% of the Commitment as a prepayment fee; (ii) prepayments shall be in a minimum amount of $10,000 and $10,000 increments in excess thereof; and (iii) partial prepayments prior to the Termination Date shall not reduce WFPC’s Commitment under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing, and partial prepayments will be applied first to accrued interest and fees and then to outstanding Advances. Each Borrower acknowledges that the above described fee is an estimate of WFPC’s damages in the event of early termination and is not a penalty. In the event of termination of the credit facility established pursuant to this Agreement, all of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Credit Documents shall survive any such termination, and WFPC shall retain its liens in the Collateral and all of its rights and remedies under the Credit Documents notwithstanding such termination until Borrowers have paid the Obligations to WFPC, in full, in immediately available funds, together with the applicable termination fee, if any.

                    (b)      Mandatory Prepayments. In the event that amounts outstanding hereunder at any time exceed the Borrowing Base (whether established by an Availability Statement or otherwise) Borrowers shall pay to WFPC immediately and without demand or notice of any kind required, the amount by which Borrowers’ indebtedness hereunder exceeds the Borrowing Base then applicable, together with all accrued interest on the amount so paid and any fees and costs incurred in connection therewith.

          Section 2.9      Fees. Borrowers shall pay to WFPC, at WFPC’s offices, the following:

                    (a)      Administrative Fee. A non-refundable administrative fee of $1,000 shall be due and payable monthly in arrears on the first day of each month commencing on the first such date after the funding of this Agreement and continuing until the Commitment is terminated and the Obligations are indefeasibly paid in full, in which event a monthly installment of the administrative fee shall be paid on the date of such termination.

                    (b)      Unused Line Fee. Borrowers shall pay a monthly unused line fee at the rate of 0.25% per annum (computed on the basis of a 360 day year and the actual number of days elapsed) on the average daily unused Commitment during such month. Such fee shall be payable monthly in arrears on the first day of each month, and on the Termination Date, unless the Commitment is terminated on an earlier date, in which event the unused line fee shall be paid on the date of such termination.

ARTICLE 3

SECURITY

          Section 3.1      Security Interest. To secure the payment and performance of the Obligations, each Borrower hereby grants to WFPC a continuing general Lien on and a continuing security interest in all of the Collateral, wherever located, whether now owned or hereafter acquired, existing or created, together with all replacements and substitutions therefor, and the cash and non-cash proceeds thereof. Upon execution and delivery of the Intercreditor Agreement and the Trafalgar Subordination Agreement and pursuant to the terms thereof, the Liens and security interests of WFPC in the WFPC Senior Collateral shall be first and prior perfected Liens and security interests pursuant to the terms of the Intercreditor Agreement, and the Liens and security interests of WFPC in all other Collateral shall be first and prior perfected Liens and security interests subject solely to DSC’s prior Lien and security interests. Such Liens and security interests of WFPC in the Collateral may be retained by WFPC until all of the Obligations have been indefeasibly satisfied in full and the Commitment has expired or otherwise has been terminated.

          Section 3.2      Financing Statements. WFPC is hereby authorized by each Borrower to file any financing statements covering the Collateral or an amendment that adds collateral covered by the financing statement or an amendment that adds a debtor to a financing statement, in each case whether or not a Borrower’s signature appears thereon. Borrowers agree to comply with the requirements of all state and federal laws and requests of WFPC in order for WFPC to have and maintain a valid and perfected security interest in the Collateral with the priorities set forth in the Intercreditor Agreement and the Trafalgar Subordination Agreement.

          Section 3.3      Delivery of Documents. All Receivables of Borrowers shall be stamped and assigned to WFPC as follows to evidence the assignment to WFPC:

The within instrument or agreement is pledged as collateral to Wells Fargo Preferred Capital, Inc., its successors and assigns.

          Borrowers shall: (a) upon the request of WFPC, deliver to WFPC, the Collateral and all Documents, General Intangibles and Instruments relating to Collateral and, upon request of WFPC, deliver to WFPC or its designee any other property in which Borrowers have granted WFPC a security interest hereunder, including, but not limited to, all of Borrowers’ Books and Records including all computers, computer related equipment, tapes and software; (b) execute and deliver to WFPC, for the benefit of WFPC, such assignments, mortgages, financing statements, amendments thereto and continuation statements thereof, in form satisfactory to WFPC, and such additional agreements, documents or instruments as WFPC may, from time to time, require to evidence, perfect and continue to perfect WFPC’s liens and security interests granted hereunder and (c) clearly and accurately note and differentiate in its books and records the specific listings of DSC Senior Receivables and WFPC Senior Collateral. The preceding sentence shall apply only to the WFPC Senior Collateral until DSC Credit Satisfaction. WFPC may in its sole discretion record or file any such document, instrument or agreement, including, without limitation, this Agreement, as it may from time to time deem desirable.

          Section 3.4      Collections. Notwithstanding the assignment (but not in any way to be deemed or construed to impair or affect the security interest granted hereunder) of the Receivables by Borrowers to WFPC, until notice to the contrary is provided to Borrowers by WFPC or until the occurrence of a Default or an Event of Default, Borrowers may service, manage, enforce and receive Collections on Receivables for the account of WFPC. Borrowers shall have no power to make any unusual allowance or credit to any obligor without WFPC’s prior written consent.

Upon notice by WFPC at any time following the occurrence of an Event of Default, WFPC may require Borrowers to endorse and deposit all Collections within one Business Day of receipt thereof and in the original form received (except for the endorsement of Borrowers, if necessary, to enable the collection of instruments for the payment of money, which endorsements Borrowers hereby agree to make) in such account maintained with such depository as WFPC may from time to time specify, such account to limit withdrawals by Borrowers therefrom only to the order of WFPC, but to permit withdrawals by WFPC therefrom without the co-signature of a Borrower. Following the occurrence of an Event of Default WFPC may also require Borrowers to enter into an appropriate lock box agreement with WFPC or another financial institution acceptable to WFPC, in form and content acceptable to WFPC, with respect to opening and maintaining a lock box arrangement for the Collections. Such lock box agreements shall be irrevocable so long as Borrowers are indebted to WFPC under this Agreement and this Agreement remains in effect. This Section 3.4 shall apply only to collections on WFPC Senior Collateral until DSC Credit Satisfaction.

          Section 3.5      Additional Rights of WFPC; Power of Attorney.

                    (a)      In addition to all the rights granted to WFPC hereunder, WFPC shall have the right, at any time following the occurrence and during the continuance of a Default or an Event of Default, to notify the obligors and account debtors of all Collateral to make payment thereon directly to WFPC, and to take control of the cash and non-cash proceeds of such Collateral; provided, however, that once such notification is given to such obligors, it shall not be vitiated by a subsequent cure of such default without the prior written consent of WFPC. When Collections received by WFPC have been converted into cash form, WFPC shall forthwith apply the same first in discharge of all expenses, fees, costs and charges including attorneys’ fees and costs of Collections; second to pay all interest accrued under the Note and this Agreement; third to pay principal due under the Note and this Agreement; and then to pay any other sums due to WFPC under the terms of this Agreement. This Section 3.5(a) shall apply only to collections on WFPC Senior Collateral until DSC Credit Satisfaction.

                    (b)      Each Borrower irrevocably appoints WFPC its true and lawful attorney, with power of substitution, to act in the name of such Borrower or in the name of WFPC or otherwise, for the use and benefit of WFPC, but at the cost and expense of Borrowers, without notice to Borrowers following the occurrence of an Event of Default: to demand, collect, receipt for and give renewals, extensions, discharges and releases of any Receivables; to institute and to prosecute legal and equitable proceedings to realize upon any Receivables; to settle, compromise, or adjust claims; to take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds thereof; to endorse the name of such Borrower upon any notes, checks, drafts, money orders, or other evidences of payment of Receivables; to sign such Borrower’s name on any instruments or documents relating to any of the Collateral or on drafts against account debtors; to do all other acts and things necessary, in WFPC’s sole judgment, to effect collection of the Receivables or protect its security interest in the Collateral; and generally to sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with the Receivables as fully and completely as though WFPC were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirement of notice to Borrowers or other Persons under applicable laws. This Section 3.5(b) shall apply only to collections on WFPC Senior Collateral until DSC Credit Satisfaction.

                    (c)      Each Borrower hereby agrees to indemnify and hold WFPC harmless from and against any and all expenses, costs, liabilities or damages (including reasonable attorneys fees) sustained by WFPC by reason of any misrepresentation, breach of warranty or breach of covenant by Borrowers whether caused by Borrowers or any obligor, or whether caused by any other Person if Borrowers knew of or reasonably should have known that facts, circumstances or information on which Borrowers relied were false, incorrect or incomplete in any material respect, and also all court costs and all other expenses WFPC incurs in enforcing or attempting to enforce payment of the Loan or any Receivables, in supervising the records and proper management and disposition of the Collection of Receivables or in prosecuting or defending any of WFPC’s rights under this Agreement.

          Section 3.6      Additional Collateral Provisions.

                    (a)      Borrowers will defend the Collateral against all Liens (other than Liens of WFPC, DSC and other Liens expressly permitted pursuant to Section 7.6), and claims and demands of all Persons at any time claiming the same or any interest therein. Furthermore, Borrowers shall promptly notify WFPC in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party, and, upon the request of WFPC, shall promptly enter into such security agreements and do such other things or acts deemed appropriate by WFPC to give WFPC a fully valid, perfected and enforceable security interest in any such Commercial Tort Claim. The definition of “Collateral” shall include any such Commercial Tort Claim, and the authorization given by Borrowers to WFPC in Section 3.2 above to file financing statements covering the Collateral shall include the authorization to file financing statements with respect to any such Commercial Tort Claim. Borrowers warrant and represent that they do not own any Commercial Tort Claims as of the date hereof.

                    (b)      In addition to the foregoing, Borrowers shall perform all further acts that may be lawfully and reasonably required by WFPC to secure WFPC and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of lockbox agreements, cash collateral account agreements, mortgages, security agreements, contracts and any other documents required hereunder, as well as obtain landlord waivers. At the request of WFPC, Borrowers shall, immediately deliver (with execution by Borrowers of all necessary documents or forms to reflect, implement or enforce all Liens described herein thereon) to WFPC all certificates of title to note the Lien of WFPC thereon and all items of Property for which WFPC must receive possession to obtain and/or maintain perfected security interests.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants and shall continue to represent and warrant to WFPC until the Obligations hereunder have been indefeasibly satisfied in full and the Commitment has expired or otherwise has been terminated as follows:

          Section 4.1 Representations and Warranties as to Receivables.

                         (a)      As to the Receivables generally:

                                   (i)      Each Borrower or, where a Borrower was not the original lender, to the best of such Borrower’s knowledge, the original lender or seller had full power and authority to make the loans (or other extensions of credit) evidenced by the Receivables and all such Receivables and all Books and Records related thereto are genuine, based on enforceable contracts and are in all respects what they purport to be;

                                   (ii)      All Receivables have been duly authorized, executed, delivered by the parties whose names appear thereon and are valid and enforceable in accordance with their terms; constitute Chattel Paper; any chattels described in any Receivable are and will be accurately described and are and will be in the possession of the parties granting the security interest therein; and (A) any applicable filing, recording or lien notation law with respect to any collateral securing a Receivable will have been complied with to the extent such filing or recording is necessary under applicable law to create or perfect such Borrower’s security interest in such collateral consistent with its present policy; or (B) a Borrower shall have procured non-filing insurance from a reputable insurer in an amount not less than the value of the collateral securing such Receivables;

                                        (iii)      The form and content of all Receivables and the security related thereto and the transactions from which they arose comply in all material respects (and in any event in all respects necessary to maintain and ensure the validity and enforceability of the Receivables) with any and all applicable laws, rules and regulations, including without limitation, the Consumer Finance Laws;

                                        (iv)      The original amount and unpaid balance of each Receivable on Borrowers’ Books and Records and on any statement or schedule delivered to WFPC, including without limitation the Schedule of Receivables, is and will be the true and correct amount actually owing to a Borrower as of the date each Receivable is pledged to WFPC, is not subject to any claim of reduction, counterclaim, set-off, recoupment or any other claim, allowance or adjustment; and no Borrower has any knowledge of any fact which would impair the validity or collectibility of any Receivables;

                                        (v)      All security agreements, title retention instruments, mortgages and other documents and instruments which are security for Receivables contain a correct and sufficient description of the real or personal property covered thereby, and, subject to the rights of WFPC hereunder and the interests of Borrowers as holder of such security agreements, title retention instruments or mortgages or other documents or instruments, are or create first and prior perfected security interests and Liens;

                                        (vi)      Borrowers have made an adequate credit investigation of the obligor of each Receivable (other than the obligors under the Star Financial Receivables) and has determined that his or her credit is satisfactory and meets the standards generally observed by prudent finance companies and is in conformity in all material respects with Borrowers’ policies and standards; and

                                        (vii)      A Borrower has good and valid indefeasible title to the Receivables, free and clear of all prior assignments, claims, liens, encumbrances and security interests (other than Liens in favor of DSC and Liens in favor of Trafalgar which are expressly subordinated to the Liens in favor of WFPC pursuant to the Trafalgar Subordination Agreement), and has the right to pledge and grant WFPC a first priority security interest in the same with respect to the WFPC Senior Collateral, in the manner provided in this Agreement and as permitted in the Intercreditor Agreement and Trafalgar Subordination Agreement.

          Section 4.2      Organization and Good Standing. Each Borrower is duly organized and validly existing in good standing under the laws of the state identified on Schedule 4.2 attached hereto and made part hereof and has the power and authority to engage in the business it conducts and is qualified and in good standing in those states wherein the nature of business or property owned by it requires such qualification, is not required to be qualified in any other state; or if not so qualified, no adverse effect would result therefrom. The organizational number assigned to each Borrower by the state of its organization is set forth on Schedule 4.2 attached hereto and made part hereof.

          Section 4.3      Perfection of Security Interest. Upon filing of financing statements in all places as, in the opinion of counsel for Borrowers, are necessary to perfect the security interests granted in Article 3 of this Agreement, describing the Collateral and disclosing each Borrower as “Debtor” and WFPC as “Secured Party,” and stamping the legend required under Section 3.3 of this Agreement on such Collateral, WFPC will have a first priority perfected security interest in the WFPC Senior Collateral superior in right of interest to creditors or receivers or a trustee in bankruptcy of Borrowers and second priority perfected security interest in all other Collateral superior in right of interest to creditors or receivers or a trustee in bankruptcy of Borrowers other than DSC.

          Section 4.4      No Violations. The making and performance of the Credit Documents and the Acquisition Documents do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of any Borrower, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which a Borrower is a party or by which a Borrower or its property is bound and no failure of it to comply with any suit, law, rule, regulation, judgment, order, writ, decree, determination or award would have an adverse effect.

          Section 4.5      Power and Authority.

                         (a)      Each Borrower has full power and authority under the law of the state of its organization and under its organizational documents to enter into, execute and deliver and perform the Credit Documents and the Acquisition Documents; to borrow monies hereunder, to incur the obligations herein provided for and to pledge and grant to WFPC a security interest in the Collateral; and

                         (b)      All actions (corporate or otherwise) necessary or appropriate for each Borrower’s execution, delivery and performance of the Credit Documents and the Acquisition Documents have been taken.

          Section 4.6      Validity of Agreements. Each of the Credit Documents and each of and the Acquisition Documents is, or when delivered to WFPC will be, duly executed and constitute valid and legally binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms.

          Section 4.7      Litigation. There is no order, notice, claim, action, suit, litigation, proceeding or investigation pending or, threatened against or affecting any Borrower, whether or not fully covered by insurance, except as identified and described on Schedule 4.7 attached hereto and made part hereof.

          Section 4.8      Compliance. Each Borrower is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including all Consumer Finance Laws and those administered by the Local Authorities), material to the conduct of its business and operations; each Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon, and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with such Borrower’s execution and performance of the Credit Documents.

          Section 4.9      Accuracy of Information; Full Disclosure.

                         (a)      All financial statements, including any related schedules and notes appended thereto, delivered and to be delivered to WFPC pursuant to this Agreement have been or will be prepared in accordance with GAAP and do and will fairly present the financial condition of each

Borrower and its consolidated Subsidiaries, if any, on the dates thereof and results of operations for the periods covered thereby and discloses all liabilities (including contingent liabilities) of any kind of such Borrower.

                         (b)      Since the date of the most recent financial statements furnished to WFPC, there has not been any adverse change in the financial condition, business or operations of any Borrower.

                         (c)      All financial statements and other statements, documents and information furnished by Borrowers, or any of them, to WFPC in connection with this Agreement and the Note and the transactions contemplated hereunder do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Each Borrower has disclosed to WFPC in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of such Borrower, or such Borrower’s ability to perform its obligations under this Agreement and the Note.

          Section 4.10      Taxes. Each Borrower has filed and will file all tax returns which are required to be filed and has paid or will pay when due all taxes, license and other fees with respect to the Collateral and the business of such Borrower except taxes contested in good faith for which adequate reserves have been established by such Borrower on its Books and Records.

          Section 4.11      Indebtedness. No Borrower has presently outstanding indebtedness or obligations including contingent obligations and obligations under leases of property from others, except the indebtedness and obligations described in Schedule 4.11 attached hereto and made part hereof and in Borrowers’ financial statements which have been furnished to WFPC from time to time pursuant to Section 6.2 of this Agreement.

          Section 4.12      Investments. No Borrower has direct or indirect Subsidiaries or Affiliates, or investments in or loans to any other individuals or business entities (other than Consumer Purpose Loans), except as described in Schedule 4.12 attached hereto and made part hereof.

          Section 4.13      ERISA. Each Borrower and any Subsidiary, and each member of the controlled group of corporations (as such term “controlled group of corporations” is defined in Section 1563 of the Internal Revenue Code of 1986, as amended) of which such Borrower is a member, is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder. No reportable event, as such term (hereinafter called a “Reportable Event’) is defined in Title IV of ERISA, has occurred with respect to, nor has there been terminated, any Plan maintained for employees of any Borrower or any Subsidiary or any member of the controlled group of corporations of which a Borrower is a member.

          Section 4.14      Hazardous Wastes, Substances and Petroleum Products.

                         (a)      Each Borrower (i) has received all permits and filed all notifications necessary to carry on its respective business; and (ii) is in compliance in all respects with all Environmental Control Statutes.

                         (b)      No Borrower has given any written or oral notice to the Environmental Protection Agency (“EPA”) or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products or properties owned or leased by such Borrower or in connection with the conduct of its business and operations.

                         (c)      No Borrower has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

          Section 4.15      Solvency. Each Borrower is, and after receipt and application of the first Advance will be, solvent such that (a) the fair value of its assets (including without limitation the fair salable value of such Borrower’s Intangible Assets) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (b) the present fair salable value of its assets (including without limitation the fair salable value of its Intangible Assets) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No Borrower intends to, or believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Section 4.15, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability.

          Section 4.16      Business Location. Each Borrower’s address set forth on Schedule 4.16 attached hereto and made part hereof is the location of such Borrower’s principal place of business and such address, together with the addresses set forth on Schedule 4.16 attached hereto and made part hereof, is the only location where such Borrower keeps its records concerning the Collateral. The location of all other places of business of each Borrower and the names in which each Borrower conducts business at each such location are set forth on Schedule 4.16 attached hereto and made part hereof.

          Section 4.17      Capital Stock. All of the issued and outstanding capital stock or other ownership interest of each Borrower is owned as described on Schedule 4.17 attached hereto and made part hereof, and all such ownership interests are fully paid and non-assessable.

          Section 4.18      No Extension of Credit for Securities. No Borrower is, nor will it be, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System) or other securities, and no part of the proceeds of the Loan hereunder has been or will be applied for the purpose of purchasing or carrying or trading in any such stock or securities or of refinancing any credit previously extended, or of extending credit to others, for the purpose of purchasing or carrying any such margin stock, margin securities or other securities in contravention of such Regulations.

ARTICLE 5

CONDITIONS TO LOAN

          Section 5.1      Documents to be Delivered to WFPC Prior to First Advance. Prior to the effectiveness of this Agreement, Borrowers shall deliver or caused to be delivered to WFPC (all documents to be in form and substance satisfactory to WFPC in its sole and absolute discretion):

                         (a)      Credit Documents. This Agreement, the Note and all other Credit Documents duly and properly executed by the parties thereto;

                         (b)      Searches. Uniform Commercial Code, tax and judgment searches against each Borrower and Star Financial in those offices and jurisdictions as WFPC shall reasonably request which shall show that no financing statement, liens, or assignments or other filings have been filed or remain in effect against each Borrower or any Collateral except for those Liens, financing statements, assignments or other filings of DSC or with respect to which the secured party or existing lender (i) has delivered to WFPC Uniform Commercial Code termination statements or other documentation evidencing the termination of its Liens and security interests in Collateral, (ii) has agreed in writing to release or terminate its Lien and security interest in Collateral upon receipt of proceeds of the Advances or (iii) has delivered a Subordination Agreement to WFPC with respect to its Lien and security interest in the Collateral, all in a form and substance satisfactory to WFPC in its sole discretion.

                         (c)      Organizational Documents. A copy of each Borrower’s and Guarantor’s (i) organization documents, certified as of a recent date by such Person’s corporate secretary (or other appropriate officer), and (ii) bylaws, partnership agreement or operation agreement, as applicable, certified as of a recent date by such Person’s corporate secretary (or other appropriate officer); together with certificates of good standing existence or fact in such Person’s state or province of organization and in each jurisdiction in which such Person is qualified to do business, each dated within 30 days from the date of this Agreement.

                         (d)      Authorization Documents. A certified copy of resolutions of each Borrower’s and Guarantor’s board of directors, members or partners, as applicable, authorizing the execution, delivery and performance of the Note, this Agreement and all other Credit Documents, the pledge of the Collateral to WFPC as security for the Loan made hereunder and the borrowing evidenced by the Note and designating the appropriate officers to execute and deliver the Credit Documents;

                         (e)      Incumbency Certificates. A certificate of each Borrower’s and Guarantor’s corporate secretary (or other appropriate officer) as to the incumbency and signatures of officers of such Borrower signing this Agreement, the Note and other Credit Documents;

                         (f)      Opinion of Counsel. WFPC shall have received a written opinion of Borrowers’ counsel and Guarantor’s counsel addressed to WFPC in form and substance satisfactory to WFPC in its sole discretion;

                         (g)      Officer’s Certificate. A certificate, dated the date of this Agreement, signed by the President of each Borrower, to the effect that (i) all representations and warranties set forth in this Agreement are true and correct as of the date hereof in all material respects and (ii) no Default or Event of Default hereunder has occurred, each Borrower’s corporate seal being affixed to such certificate and each Borrower’s corporate secretary attesting thereto;

                         (h)      Financing Statements and Collateral Documents. The financing statements, amendments thereto, and other documents required by Sections 3.2 and 3.3;

                         (i)      Guaranty. The Guaranty duly executed by Guarantor;

                         (j)      Intercreditor Agreement and Subordination Agreements. The Intercreditor Agreement duly executed by DSC, Borrowers and Guarantor and the Subordination Agreements duly executed by each holder of Subordinated Debt, together with copies of the documents, instruments and writings evidencing such Subordinated Debt;

                         (k)      Due Diligence. Completion of WFPC’s due diligence, including a collateral audit, with results satisfactory to WFPC;

                         (l)      Financial Information. A copy of each of the reports required pursuant to Section 6.2 of this Agreement for the period most recently ended prior to the date hereof;

                         (m)      Availability Statement. A completed Availability Statement required under Section 2.1(b) of this Agreement;

                         (n)      Request for Advance. A completed Request for Advance required under Section 2.7(a) of this Agreement;

                         (o)      Insurance. Evidence of insurance issued by a reputable carrier with respect to each Borrower’s fire, casualty, liability, and other insurance covering its Property;

                         (p)      Acquisition. Fully executed copies of the Acquisition Documents and evidence of the consummation of the Acquisition.

                         (q)      Updated Data Tape. An updated data tape on Borrowers’ new operating system.

                         (r)      Other Documents. Such additional documents as WFPC reasonably may request.

          Section 5.2      Conditions to all Advances. The obligation of WFPC to make each subsequent Advance hereunder pursuant to Section 2.1 is conditioned upon (a) Borrowers’ satisfaction of each of the conditions specified in Sections 2.1, 2.7 and 5.1, (b) the continuing accuracy of the representations and warranties made by Borrowers under this Agreement, and (c) the absence, after giving effect to such Advance and the receipt of the proceeds thereof and the retirement of any indebtedness then being retired out of the proceeds of such Advance, of any Default or Event of Default.

ARTICLE 6

AFFIRMATIVE COVENANTS

          In addition to the covenants contained in Article 3 and 4 of this Agreement relating to the

Collateral, until all Obligations have been indefeasibly satisfied in full and the Commitment has expired or otherwise has been terminated, each Borrower covenants and agrees as follows:

          Section 6.1      Place of Business and Books and Records. Each Borrower will promptly advise WFPC in writing of (a) the establishment of any new places of business by such Borrower and of the discontinuance of any existing places of business of such Borrower; (b) the creation of any new Subsidiaries or Affiliates, (c) the acquisition and or use of any trade name or trade style and (d) amendments to the DSC Credit Documents and at such time deliver to WFPC copies thereof.

          Section 6.2      Reporting Requirements. Borrowers will deliver to WFPC:

                         (a)      within 20 days after the end of each month, company prepared consolidated and consolidating financial statements of Guarantor’s and its Subsidiaries’ business for such previous month, consisting of a balance sheet, income statement, statement of cash flow, and consolidating schedules as of the end of such month, all in reasonable detail, prepared in accordance with GAAP consistently applied, subject to year-end adjustments, together with a covenant compliance certificate.

                         (b)      within 120 days after the close of each fiscal year, commencing with the fiscal year ending January 31, 2010, consolidated and consolidating financial statements of Guarantor and its Subsidiaries for the fiscal year then ended consisting of a balance sheet, income statement and statement of cash flow of Guarantor and its Subsidiaries as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and footnotes, prepared in accordance with GAAP consistently applied, and shall be audited and certified without qualification by an independent certified public accountant selected by Guarantor and acceptable to WFPC and accompanied by the unqualified opinion of such accountant, a covenant compliance certificate and an Annual Compliance Certificate; and cause WFPC to be furnished at the time of completion thereof, a copy of any management letter for Guarantor and its Subsidiaries prepared by such certified public accounting firm.

                         (c)      within 20 days after the end of each month for the prior month and at any other time as WFPC may require, an Availability Statement (together with all supporting schedules), a Schedule of Receivables and Assignment, detailed aging of Receivables, books and records consisting of data tape information, static pool reports and such other information, documentation and reports reasonably requested by WFPC.

                         (d)      on the second (2nd) Business Day of each calendar week for the prior week and at any other time as WFPC may reasonably require, an Availability Statement (together with all supporting schedules), a Schedule of Receivables and Assignment, detailed aging of Receivables and such other information, documentation and reports reasonably requested by WFPC.

                         (e)      upon request from time to time, an Annual Compliance Certificate.

                         (f)      upon request from time to time, copies of Borrowers’ corporate income tax returns, including any schedules attached thereto, and copies of Guarantor’s income tax returns, including any schedules attached thereto, filed with the with applicable federal, state or provincial authority promptly after the filing thereof.

          Section 6.3      Books and Records. Borrowers will keep accurate and complete Books and Records concerning the Collateral and all transactions with respect thereto consistent with sound business practices (including, without limitation, accurately account for insurance commissions) and will comply with WFPC’s reasonable requirements, from time to time in effect, including those concerning the submission of reports on all items of Collateral including those which are deemed to be delinquent. The form of delinquency reports, the frequency with which such reports shall be submitted to WFPC (which in any case shall be no less frequently than monthly) and the standards for determining which Collateral transactions are deemed delinquent for this purpose, shall at all times be satisfactory to WFPC. WFPC shall have the right at any time and from time to time during regular business hours, at Borrowers’ expense, to inspect, audit, and copy the Books and Records of Borrowers and inspect and audit any Collateral.

          Section 6.4      Financial Covenants. Borrowers shall maintain the following financial covenants (based on consolidated financial statements of Borrowers and their consolidated Subsidiaries unless otherwise indicated):

                         (a)      EBITDA Ratio. As of the end of each calendar month commencing with the calendar month ending September 30, 2009, an EBITDA Ratio of not less than 2.0 to 1.0.

                         (b)      Asset Quality. An Asset Quality of not more than the following:

Testing Period	Asset Quality
June 30, 2009, July 31, 2009, August 31, 2009, September 30, 2009, October 31, 2009, November 30, 2009 and December 31, 2009	34%
January 31, 2010 and each calendar month thereafter	30%

                         (c)      Allowance for Loan and Lease Losses. At all times the aggregate value of its allowance for loan and lease losses, (inclusive of dealer reserves, discounts and funded loss reserves), as calculated in accordance with GAAP, in an amount not less than the greater of (a) 20% of the Principal Receivables or (b) Principal Receivables for the most recent month end multiplied by the ratio of cumulative net charge-offs (including amounts charged against dealer reserves and holdback reserves for the most recently completed twelve (12) month period to the average Principal Receivables for the same twelve (12) month period plus 100% of repossessions on hand or (c) an amount pursuant to the recommendation of the independent certified public accountant auditing Borrowers’ financial statements.

                         (d)      Senior Debt to Capital Base Ratio. As of the end of each calendar month, a Senior Debt to Capital Base Ratio of not more than the following:

Testing Period	Senior Debt to Capital Base Ratio
June 30, 2009, July 31, 2009 and August 31, 2009	7.5 to 1
September 30, 2009, October 31, 2009 and November 30, 2009	6.5 to 1

December 31, 2009, January 31, 2010 and February 28, 2010	5.5 to 1
March 31, 2010, April 30, 2010 and May 31, 2010	4.5 to 1
June 30, 2010 and each calendar month thereafter	4.0 to 1

                         (e)      Charge-off Policy. Receivables must be charged off (on a monthly basis) with respect to which no payment due and owing thereunder hereunder has been made for a period that is equal to or greater than 120 days, as determined on a contractual basis.

                         (f)      WFPC Senior Debt to Capital Base Ratio. As of the end of each calendar month, a WFPC Senior Debt to Capital Base Ratio of not more than:

Testing Period	WFPC Senior Debt to Capital Base Ratio
June 30, 2009, July 31, 2009, August 31, 2009, September 30, 2009 and October 31, 2009	3.50 to 1
November 30, 2009, December 31, 2009 and January 31, 2010	3.0 to 1
February 28, 2010 and each calendar month thereafter	2.50 to 1

Borrowers’ failure to comply with Section 6.4(c) or Section 6.4(e) shall not, in itself, constitute an Event of Default so long as such shortfalls are deducted, as contemplated by the terms of this Agreement, from the determination of the other financial covenants contained herein.

          Section 6.5      Compliance With Applicable Law.

                         (a)      All Receivables shall comply in all material respects with all applicable federal, state and local laws, rules, regulations, proclamations, statutes, orders and interpretations at the time when WFPC obtains any interest therein pursuant to this Agreement.

                         (b)      Each Borrower shall comply in all respects with all local, state and federal laws and regulations applicable to its business including without limitation the Consumer Finance Laws, Environmental Control Statutes, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrowers; and notify WFPC immediately (and in detail) of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

                         (c)      With respect to the Environmental Control Statutes, Borrowers shall notify WFPC when, in connection with the conduct of Borrowers’ business or operations, any Person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Borrower or any Subsidiary with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products; and notify WFPC immediately (and in detail) upon the receipt by any Borrower of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default.

          Section 6.6      Notice of Default. Borrowers will promptly notify WFPC of the occurrence of any Default or Event of Default hereunder or under the Note or of any fact, condition or event which, with the giving of notice, passage of time, or both, would become a Default or an Event of Default.

          Section 6.7      Corporate Existence, Properties. Borrowers will (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to it; (b) maintain, preserve and protect all franchises, licenses and trade names and preserve all the remainder of its property used or useful in the conduct of its business; and (c) maintain in effect insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as shall be consistent with prudent business practices in the industry and furnish to WFPC from time to time, upon their request therefor, evidence of same.

         Section 6.8      Payment of Indebtedness; Taxes. Borrowers will (a) pay all of their indebtedness and obligations promptly and in accordance with normal terms; and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrowers shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrowers shall have set aside on their books adequate reserves (as may be required in accordance with GAAP) with respect to any such indebtedness, tax, assessment, charge, levy or claim, so contested.

          Section 6.9      Notice Regarding Any Plan. Borrowers shall furnish to WFPC:

                         (a)      as soon as possible, and in any event within 10 days after any senior officer of Borrowers know or have reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of a Borrower or any of their Subsidiaries, a statement of the President or Treasurer of Borrowers setting forth details as to such Reportable Event and the action which is proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation; and

                         (b)      promptly after receipt thereof, a copy of any notice which a Borrower may receive from the Pension Benefit Guaranty Corporation relating to the intention of a Borrower to terminate any Plan maintained in whole or in part for the benefit of employees of any Borrower or any of their Subsidiaries or to appoint a trustee to administer any such Plan.

          Section 6.10      Other Information. From time to time upon request of WFPC, Borrowers will furnish to WFPC such additional information and reports regarding the Collateral and the operations, businesses, affairs, prospects and financial condition of Borrowers and their Subsidiaries as WFPC may request.

          Section 6.11      Litigation. Borrowers will promptly notify WFPC of any litigation or action instituted or, to Borrowers’ knowledge, threatened against any Borrower or any of their Subsidiaries and of the entry of any judgment or lien against any property of Borrower in an amount of $150,000 or more as to any separate action, litigation, judgment or lien instituted, threatened or entered or in an aggregate amount of $300,000 or more as to all actions, litigation, judgment, or liens instituted, threatened or entered.

          Section 6.12      Business Location, Legal Name and State of Organization. Borrowers shall notify WFPC: at least 30 days prior to: (i) any proposed change in a Borrower’s principal place of business, a Borrower’s legal name or a Borrower’s state of organization; (ii) any additional places of business of any Borrower or any Subsidiaries; (iii) the change in the names in which a Borrower or any Subsidiary conducts business at each such location; and (iv) the change of a Borrower’s jurisdiction of organization. Upon request of WFPC, Borrowers will execute and deliver such additional documents, instruments and writings, and take such other action as WFPC shall request to obtain, maintain or continue its perfected Lien on and security interest in the Collateral.

          Section 6.13      Operations. Borrowers shall maintain satisfactory credit underwriting and operating standards, including, with respect to each obligor of each Receivable, the completion of an adequate investigation of such obligor and a determination that the credit history and anticipated performance of such obligor is and will be satisfactory and meets the standards generally observed by prudent finance companies in the subprime automotive finance industry.

          Section 6.14      Senior Management. Borrowers shall at all times be managed by senior management reasonably acceptable to WFPC.

          Section 6.15      Intercreditor Agreement. Borrowers shall at all times comply with the terms and conditions of the Intercreditor Agreement.

          Section 6.16      Control Agreements. On or before the 60th day from the date hereof, Borrowers shall deliver to WFPC a fully executed Control Agreement with respect to a deposit account to be established and maintained by Borrowers for deposit of proceeds of finance Receivables.

          Section 6.17      Landlord Waiver. On or before the 7th day from the date hereof, Borrowers shall deliver to WFPC a fully executed landlord waiver (in form and substance satisfactory to WFPC) with respect to the premises leased by Borrowers at 7115 16th Street E, Suite 105, Sarasota Florida 34243.

          Section 6.18      Further Assurances. Borrowers shall from time to time execute and deliver to WFPC such other documents and shall take such other action as may be requested by WFPC in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrowers to WFPC pursuant to the terms of this Agreement, the Note or any other Credit Documents.

ARTICLE 7

NEGATIVE COVENANTS

          Each Borrower covenants and agrees with WFPC that until all Obligations have been indefeasibly satisfied in full and the Commitment has expired or otherwise has been terminated, no Borrower will do any of the following without the prior written consent of WFPC:

          Section 7.1      Payments to and Transactions with Affiliates. (a) Make any loan, advance, extension of credit or payment to any Affiliate, officer, employee, member, manager, shareholder or director of any Borrower or any Affiliate or (b) enter into any other transaction, including, without limitation, the purchase, sale, lease or exchange of property, or the rendering or any service, to or with any Affiliate or any shareholder, officer, or employee of any Borrower or any Affiliate except for other transactions with or services rendered to any Affiliate of a Borrower in the ordinary course of business and pursuant to the reasonable requirements of the business of such Affiliate and upon terms found by the board of directors of a Borrower to be fair and reasonable and no less favorable to a Borrower than would obtain in a comparable arms’ length transaction with a Person not affiliated with or employed by a Borrower; provided, however, that Borrowers may in any event pay reasonable compensation to any such employee or officer in the ordinary course of Borrowers’ business consistent and commensurate with industry custom and practice for the services provided by such Person. For the avoidance of doubt, this Section 7.1 does not restrict in any way payment to, or transactions with, DSC or between Borrowers.

          Section 7.2      Restricted Payments. Make any Restricted Payment, except that a Borrower may make the following payments and dividends, provided immediately prior to and after giving effect to any payment or dividend no Default or Event of Default shall exist:

                         (a)      Subordinated Debt. dividends directly or indirectly to Guarantor to permit Guarantor to make payments of principal and interest on Subordinated Debt not otherwise prohibited under the subordination provisions applicable to such Subordinated Debt;

                         (b)      Share Purchases. dividends directly or indirectly to Guarantor to permit Guarantor to purchase of shares of (or options to purchase shares of) equity interests in Guarantor or options therefor from employees of any Related Party upon their death, termination of their employment or retirement, so long as before and after giving effect to any such dividend or distribution for such purpose, Borrowers and Guarantor are in compliance on a pro forma basis with the financial covenants set forth in Section 6.4 (as computed for the most recently ended month for which information is available); and

                         (c)      Taxes and Administrative Expenses. dividends directly or indirectly to Guarantor to permit Guarantor to pay (i) taxes of Guarantor and (ii) administrative expenses (including without limitation the payment of reasonable director fees) payable by Guarantor in an aggregate amount, with respect to all such administrative expenses, not to exceed $150,000 in any fiscal year.

          Section 7.3      Indebtedness. Borrow any monies or create any Debt except: (a) borrowings from WFPC hereunder; (b) borrowings from DSC, (c) Subordinated Debt; (d) trade indebtedness in the normal and ordinary course of business for value received; and (e) indebtedness and obligations incurred to purchase or lease fixed or capital assets.

          Section 7.4      Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others except to endorse checks or drafts in the ordinary course of business.

          Section 7.5      Nature of Business. Engage in any business other than the business in which such Borrower currently is engaged or make any material change in the nature of the financings which such Borrower extends, including without limiting the generality of the foregoing, matters relating to size, type, term, nature and dollar amount.

          Section 7.6      Negative Pledge. Assign, discount, pledge, sell, grant a Lien in or otherwise dispose of or encumber any Receivables or the Collateral except for Liens granted in favor of DSC and the other Liens specifically listed on Schedule 7.6 attached hereto.

          Section 7.7      Investments and Acquisitions. Make any investments in any Person (other than a Borrower); or enter into any new business activities or ventures not related to such Borrower’s business existing as of the date of this Agreement; or create or form any Subsidiary.

          Section 7.8      Compliance with Formula. Permit the aggregate amount of all Advances outstanding at any time to exceed the Borrowing Base.

          Section 7.9      Mergers, Sales, Divestitures. Acquire all or substantially all of the assets or shares of stock of or other equity interest in any Person; acquire Receivables with a value of $250,000, be a party to any consolidation or merger or sell, transfer or otherwise dispose of any Collateral or all or any substantial part of its Property, other than sales of Receivables (excluding the Star Financial Receivables) in amounts not to exceed those set forth in the pro forma financial statements attached hereto as Exhibit D so long as no Event of Default or Default exists at such time or would result therefrom.

          Section 7.10      Use of Proceeds. Use the proceeds of any loan or advance made by WFPC hereunder for purposes other than as expressly set forth in Section 2.5.

          Section 7.11      Ownership and Management. Allow any Borrower to be owned and controlled directly or indirectly by any Person other than the shareholders that own and control such Borrower as of the date of this Agreement.

          Section 7.12      Bulk Purchase. In any purchase transaction, purchase Receivables in an aggregate amount exceeding $250,000.

          Section 7.13      Amendment to Subordinated Debt. Amend or permit the amendment of the documents and instruments evidencing Subordinated Debt or make any prepayment on account of such Subordinated Debt which is not otherwise allowed to be made under the subordination provisions applicable to such Subordinated Debt.

          Section 7.14      Amendment to Other Documents. Amend or permit the amendment of any of the (a) Acquisition Documents, (b) the Trafalgar Documents, (c) the Convertible Debentures or (d) instruments evidencing the Star Financial Subordinated Debt.

ARTICLE 8

EVENTS OF DEFAULT

          Each of the following events shall constitute an Event of Default under this Agreement:

          Section 8.1      Failure to Make Payments. The failure of Borrowers to make any payment of principal or interest under the Note or this Agreement or any other payment hereunder or in respect of any other Obligation.

          Section 8.2      Information, Representations and Warranties. Any financial statement, written information furnished or representation or warranty, certificates, document or instrument made or given by any Borrower herein or furnished in connection herewith shall be false, misleading or incorrect in any material respect (except with respect to a representation or warranty which contains a materiality qualifier, in which case such representation or warranty is false, misleading or incorrect in any respect).

          Section 8.3      Covenants. (a) The failure of any Borrower to observe, perform or comply with Sections 6.1, 6.5, 6.7, 6.8 or 6.9 of this Agreement and such failure continues for a period of 30 days following the earlier of written notice from WFPC or knowledge by Borrowers, or (b) the failure of any Borrower to observe, perform or comply with any other covenant contained in this Agreement or any other Credit Document.

          Section 8.4      Collateral. At any time after the grant to WFPC of a security interest in or Lien upon any Collateral, WFPC’s interest therein shall for any reason cease to be a valid and subsisting first priority Lien in favor of WFPC with respect to WFPC Senior Collateral and/or a valid and perfected first priority security interest in and to the WFPC Senior Collateral purported to be covered thereby having the priority set forth therein.

          Section 8.5      Defaults Under Other Agreements. Any default by any Borrower which is not cured within any applicable cure period under (a) the DSC Credit Documents, the Trafalgar Documents, any Convertible Debenture or any instrument evidencing the Star Financial Subordinated Debt or (b) any other agreement to which such Borrower is a party and with respect to which the amount claimed exceeds $30,000, singly or in the aggregate.

          Section 8.6      Certain Events. The occurrence of any of the following with respect to any Borrower or Guarantor:

                         (a)      Voluntary Proceedings. It shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due as defined in the United States Bankruptcy Code or comparable statute in Canada, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or comparable statute in Canada, (v) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code or comparable statute in Canada, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

                         (b)      Involuntary Proceeding. A proceeding or case shall be commenced against it without its application or consent in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of it, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed or unstayed and in effect, for a period of 60 days, or an order for relief against it shall be entered in an involuntary case under the Bankruptcy Code or comparable statute in Canada.

                         (c)      Reportable and Other Events. (i) The occurrence of any Reportable Event which either WFPC determines in good faith constitutes ground for the termination of any Plan by the Pension Benefit Guaranty Corporation (“PBGC”) or for the appointment by the United States District Court of a trustee to administer any Plan; (ii) the institution by the PBGC of proceedings to terminate any Plan; or (iii) the failure of Borrower, or any Subsidiary to meet the minimum funding standards established in Section 412 of the Internal Revenue Code of 1986, as amended.

                         (d)      Change in Ownership or Control. Any Borrower shall be owned or controlled directly or indirectly by any Person other than the shareholders that own or control such Borrower as of the date of this Agreement.

          Section 8.7      Possession of Collateral. A judgment creditor of any Borrower shall take possession or file proceedings to attempt to take possession of any of the Collateral by any means including without limitation, by levy, distraint, replevin, self-help, seizure or attachment.

          Section 8.8      Guarantor. Guarantor shall repudiate, purport to revoke or fail to perform any Guarantor’s obligations under such Guarantor’s Guaranty in favor of the WFPC.

          Section 8.9      Credit Documents. An event of default (however defined) which is not cured within any applicable cure period shall occur under any Credit Document or under any other security agreement, guaranty, mortgage, deed of trust, assignment or other instrument or agreement securing or supporting any obligation of any Borrower under this Agreement or under the Note.

          Section 8.10      Material Adverse Change. A material adverse change in the business, operations, property (including the Collateral), prospects or financial condition of any Borrower or Guarantor shall occur.

          Section 8.11      Swap Agreement. Any default by a Borrower under any Swap Agreement.

ARTICLE 9

REMEDIES OF WFPC AND WAIVER

          Section 9.1      WFPC’s Remedies. Immediately upon the occurrence of any Event of Default specified in this Agreement, the obligation of WFPC to make Advances shall terminate and WFPC may declare the Loan made pursuant to this Agreement and any other Obligation, together with all accrued interest, immediately due and payable without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrowers hereby expressly waive. Upon such occurrence and/or declaration, WFPC shall have, in addition to the rights and remedies given to it by the Note and this Agreement and the other Credit Documents, all the rights and remedies of a secured party as provided in the Iowa Uniform Commercial Code (regardless of whether such Code has been adopted in the jurisdiction where such rights and remedies are asserted) and without limiting the generality of the foregoing, and without demand of performance and without other notice (except as specifically required by the Note or this Agreement or the documents executed in connection herewith) or demand whatever to Borrowers all of which are hereby expressly waived, WFPC may, in addition to all the rights conferred upon it by law, exercise one or more of the following rights successively or concurrently: (a) to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Borrowers hereby expressly waive), (b) to lawfully dispose of the whole or any part of the Receivables or any Collateral, or any other Property, instrument or document pledged as security for any Obligation at public or private sale, without advertisement or demand upon Borrowers, or upon any obligor of Receivables, the Collateral, or any other security, the same being hereby waived, except to the extent otherwise required by law, with the right on the part of WFPC or their respective nominees to become the purchaser thereof as provided by law absolutely freed and discharged from any equity of redemption, and all trusts and other claims whatsoever; (c) after deduction of all reasonable legal and other costs and expenses permitted by law, including attorneys’ fees, to apply the Collateral or all or any portion of proceeds thereof on account of, or to hold as a reserve against, all Obligations; and (d) to exercise any other rights and remedies available to it by law or agreement. Any remainder of the proceeds after indefeasible satisfaction in full of the Obligations shall be distributed as required by applicable law. Notice of any sale or disposition of Collateral shall be given to Borrowers at least 10 Business Days before any intended public sale or the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrowers agree shall be reasonable notice of such sale or other disposition. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.6(a) or (b) hereof, the Loan made pursuant to this Agreement and all other Obligations, together with all accrued interest, shall be immediately due and payable in full without presentment, demand, or protest or notice of any kind, all of which Borrowers hereby expressly waive.

          Section 9.2      Waiver and Release by Borrowers. To the extent permitted by applicable law, each Borrower: (a) waives (i) presentment and protest of the Note and this Agreement or any Receivables held by WFPC on which any Borrower is any way liable and (ii) notice and opportunity to be heard, after acceleration in the manner provided in Article 9 of this Agreement, before exercise by WFPC of the remedies of self-help or set-off permitted by law or by any agreement with any Borrower, and except where required hereby or by law, notice of any other action taken by WFPC; and (b) releases WFPC and its respective officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of WFPC or its respective officers, attorneys, agents and employees, except willful misconduct or gross negligence.

          Section 9.3      No Waiver. Neither the failure nor any delay on the part of WFPC to exercise any right, power or privilege under the Note or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise of any right, power or privilege.

ARTICLE 10

MISCELLANEOUS

          Section 10.1      Indemnification and Release Provisions. Each Borrower hereby agrees to defend WFPC and its directors, officers, agents, employees and attorneys from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation fees and disbursements of attorneys, incurred by any of them arising out of or in connection with or by reason of this Agreement, the making of the Loan or any Collateral, or any other Credit Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Consumer Finance Laws or Environmental Control Statute or the application of any such statute to Borrower’s properties or assets. Each Borrower hereby releases WFPC and its respective directors, officers, agents, employees and attorneys from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, other than such loss, damage cost or expense which has been determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of WFPC. All obligations provided for in this Section 10.1 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

          Section 10.2      Amendments. Unless otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement nor consent to any departure by Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by WFPC.

          Section 10.3      APPLICABLE LAW. THIS AGREEMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF IOWA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA

          Section 10.4      Notices. All communications provided for hereunder shall be in writing and shall be deemed to have been delivered, if delivered in person, or sent by certified mail, postage prepaid, return receipt requested, by reliable overnight courier or by facsimile, as follows:

          If to WFPC:

Wells Fargo Preferred Capital, Inc.
1760 Market Street, Suite 300
Philadelphia, Pennsylvania 19103
Attn:      Mr. William Laird, Senior Vice President
Facsimile: (215) 569-0251

          With a copy to:

Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103
Attn:     Kevin J. Baum, Esquire
Facsimile: (215) 832-5612

          If to Borrowers:

Carbiz USA Inc.
7115 16th Street E, Suite 105
Sarasota Florida 34243
Attn:     Mr. Stanton Heintz
Facsimile: (941) 308-2718

          With a copy to:

Shumaker, Loop & Kendrick, LLP
Bank of America Plaza
101 East Kennedy Boulevard, Suite 2800
Tampa, Florida 33602
Attn:     Michael H. Robbins, Esquire
Facsimile: (813) 229-1660

or to such other address as any party shall specify to the other party in writing in accordance with this Section 10.4.

          Section 10.5      Termination and Release. This Agreement shall not terminate until all amounts due under the Note, this Agreement and any other Credit Document and other Obligations, together with all interest and costs due, shall have been indefeasible paid in full and the Commitment has expired or otherwise has been terminated. Upon such termination and payment, the Collateral securing the Loan, the Note, this Agreement and the other Obligations shall be released from the provisions of this Agreement and any right, title and interest of WFPC in or to the same shall cease. Thereafter, WFPC agrees to deliver to Borrowers such documents as Borrowers may reasonably request to release of record any security interest or lien of WFPC in the Collateral.

          Section 10.6      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Signature by facsimile and PDF shall bind the parties hereto

          Section 10.7      Costs, Expenses and Taxes. Borrowers agree to pay immediately upon demand therefor, all legal fees and out-of-pocket expenses of WFPC related to the preparation, negotiation, documentation, execution, filing or delivery of this Agreement or any other Credit Document and any and all waivers, amendments or modifications of any of the Credit Documents or any of the terms and provisions thereof and, following any Default or Event of Default hereunder, any and all audits and required inspections permitted under this Agreement or any other Credit Document. Borrowers shall also pay immediately upon demand therefor all fees (including without limitation, legal fees), costs and other expenses incurred in connection with collection of the Loan, the maintenance or preservation of the security interest in the Collateral, the sale, disposition or other realization on the Collateral, or the enforcement of WFPC’s rights hereunder or under any Credit Document. In addition, Borrowers shall also pay any and all stamp and other taxes or filing fees payable or determined to be payable in connection with the execution and delivery of the Note and this Agreement, the Collateral and other documents to be delivered hereunder, and agrees to save WFPC harmless from and against any and all liabilities with respect to or resulting from any delay in payment or omission to pay such taxes.

          Section 10.8      Successors and Assigns. This Agreement shall bind and inure to the benefit of each signatory, its successors and assigns, provided, however, that Borrowers may not make an assignment of this Agreement without the prior written consent of WFPC.

          Section 10.9      Effectiveness of Agreement. Anything to the contrary in this Agreement notwithstanding, the provisions hereof shall not be effective until this Agreement is: (a) duly executed, and delivered by authorized officers of Borrowers to WFPC; and (b) duly signed by an authorized officer of WFPC.

          Section 10.10      JURISDICTION AND VENUE. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN POLK COUNTY, IOWA AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWERS AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWERS.

          Section 10.11      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR WFPC TO ENTER INTO THIS AGREEMENT.

          Section 10.12      REVIEW BY COUNSEL. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTIONS 10.9 AND 10.10 HEREOF, AND FURTHER ACKNOWLEDGE THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURISDICTION AND VENUE OBJECTION AND JURY TRIAL HAVE BEEN FULLY EXPLAINED TO BORROWERS BY THEIR COUNSEL.

          Section 10.13      Exchanging Information. WFPC, Wells Fargo & Company, Wells Fargo Financial, Inc. and all direct and indirect subsidiaries of Wells Fargo & Company or Wells Fargo Financial, Inc. may exchange and share any and all information they may have in their possession regarding Borrowers and their Affiliates with WFPC’s prospective participants, participants, accountants, lawyers and other advisors, WFPC, Wells Fargo & Company, Wells Fargo Financial, Inc. and all direct and indirect subsidiaries of Wells Fargo & Company or Wells Fargo Financial, Inc., and Borrowers waive any right of confidentiality it may have with respect to such exchange of such information.

          Section 10.14      Acknowledgment of Receipt. Each Borrower acknowledges receipt of a copy of this Agreement, the Note, each Credit Document and each other document and agreement executed by Borrowers in connection with the Agreement or the Obligations.

ARTICLE 11

INTER-BORROWER PROVISIONS

          Section 11.1      Certain Borrower Acknowledgments and Agreements.

                         (a)      Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrowers because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive this credit facility on favorable terms granted by this Agreement and other Credit Documents which would not have been available to an individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure this credit facility which each Borrower may utilize directly and which receive the credit support of the other Borrowers as contemplated by this Agreement and the other Credit Documents.

                         (b)      WFPC has advised Borrowers that it is unwilling to enter into this Agreement and the other Credit Documents and make available this credit facility extended hereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower under this Agreement and other Credit Documents. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce Lender to extend credit pursuant to this Agreement and the other Credit Documents executed in connection herewith (i) because of the desirability to each Borrower of this credit facility, the interest rates and the modes of borrowing available hereunder, (ii) because each Borrower may engage in transactions jointly with other Borrowers and (iii) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth.

                         (c)      Each Borrower has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Credit Documents (including, without limitation, the inter-Borrower arrangement set forth in this Section 11.1) will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its Property at a fair valuation, that such Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Borrower from the access to funds under this Agreement (including, without limitation, the inter-Borrower arrangement set forth in this Section 11.1) is reasonably equivalent to the obligations undertaken pursuant hereto.

                         (d)      Borrower Agent (on behalf of each Borrower) shall maintain records specifying (a) all Obligations incurred by each Borrower, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Obligations and (d) all inter-Borrower obligations pursuant to this Section 11. Borrower Agent shall make copies of such records available to WFPC, upon request.

          Section 11.2      Maximum Amount of Joint and Several Liability. To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Credit Documents invalid or unenforceable, such Borrower’s obligations hereunder and under the other Credit Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower’s obligations hereunder and under the other Loan Credit shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 11.2 were not a part of this Agreement.

          Section 11.3      Authorization of Borrower Agent by Borrowers:

                         (a)      Each Borrower hereby irrevocably authorizes Borrower Agent to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to any Credit Document and each Borrower shall be bound thereby. This authorization is coupled with an interest and shall be irrevocable, and WFPC may rely on any notice, request, information supplied by Borrower Agent, every document executed by Borrower Agent in respect of Borrowers or any thereof as if the same were supplied, made or taken by any or all Borrowers. Without limiting the generality of the foregoing, the failure of one or more Borrowers to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing.

                         (b)      Borrowers acknowledge that the credit facility provided hereunder is on terms more favorable than any Borrower acting alone would receive and that each Borrower benefits directly and indirectly from all Advances hereunder. Guarantor and, subject only to the terms of Section 11.2, each of the other Borrowers, shall be jointly and severally liable for all Obligations, regardless of, inter alia, which Borrower requested (or received the proceeds of) a particular Advance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Dated the date and year first set forth above

BORROWERS:	CARBIZ USA INC.
CARBIZ AUTO CREDIT, INC.
CARBIZ AUTO CREDIT AQ, INC.
TEXAS AUTO CREDIT, INC.
CARBIZ AUTO CREDIT JV1, LLC
CARBIZ AUTO CREDIT IN1, INC.
CARBIZ AUTO CREDIT IN2, INC.
CARBIZ AUTO CREDIT IN3, INC.
CARBIZ AUTO CREDIT IN4, INC.
CARBIZ AUTO CREDIT NE, INC.

By: /s/ Ross R. Lye
President

WFPC:	WELLS FARGO PREFERRED CAPITAL, INC.

By: /s/ William M. Laird
Senior Vice President

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]
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